Exhibit 10.66

AMENDMENT NO. 4 TO CREDIT AND SECURITY AGREEMENT

AND LIMITED WAIVER

THIS AMENDMENT NO. 4 TO CREDIT AND SECURITY AGREEMENT AND LIMITED WAIVER (this “Amendment”) is made as of this 30th day of June, 2015, by and among TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (“TCHI”), TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation (“TCC”), TWINLAB HOLDINGS, INC., a Michigan corporation, ISI BRANDS INC., a Michigan corporation, TWINLAB CORPORATION, a Delaware corporation, NUTRASCIENCE LABS, INC., a Delaware corporation (formerly known as TCC CM Subco I, Inc.), and NUTRASCIENCE LABS IP CORPORATION, a Delaware corporation (formerly known as TCC CM Subco II, Inc.) (each of the foregoing Persons being referred to herein individually as a “Borrower”, and collectively as “Borrowers”), and MIDCAP FUNDING X TRUST, a Delaware statutory trust, as successor-by-assignment from MidCap Financial Trust (as Agent for Lenders, “Agent”, and individually, as a Lender), and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A.           Pursuant to that certain Credit and Security Agreement dated as of January 22, 2015 by and among Borrowers, Agent and Lenders (as amended by that certain Amendment No. 1 to Credit and Security Agreement and Limited Consent dated as of February 4, 2015, by that certain Amendment No. 2 to Credit and Security Agreement dated as of April 7, 2015, by that certain Amendment No. 3 and Limited Consent to Credit and Security Agreement dated as of April 30, 2015, as further amended hereby and as it may be further amended, modified and restated from time to time, the “Credit Agreement”), Agent and Lenders agreed to make available to Borrowers a secured revolving credit facility in a principal amount of up to $15,000,000 from time to time (as amended, modified, supplemented, extended and restated from time to time, collectively, the “Loans”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Credit Agreement.

B.           Borrowers have failed to satisfy Section 6.2 (Minimum Adjusted EBITDA) of the Credit Agreement because Borrowers’ Adjusted EBITDA was less than $ -2,500,000 with respect to the measurement period from January 1, 2015 to March 31, 2015, and such failure constitutes an Event of Default under the Credit Agreement (the “Existing Event of Default”). Borrowers have requested that Agent and the Lenders waive the Existing Event of Default, and Agent and Lenders have agreed to do so, in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrowers hereby agree as follows:

1.          Recitals. This Amendment shall constitute a Financing Document and the Recitals set forth above shall be construed as part of this Amendment as if set forth fully in the body of this Amendment.

2.          Acknowledgement of Existing Event of Default. Prior to the effectiveness of this Amendment, the existence of the Existing Event of Default (a) relieved Agent and Lenders from any obligation to provide any financial accommodations under the Credit Agreement or other Financing Documents, and (b) permitted Agent and Lenders to, among other things, (i) accelerate all or any portion of the Obligations, (ii) commence any legal or other action to collect any or all of the Obligations from Borrowers and/or any Collateral, (iii) foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, set-off and apply to the payment of any or all of the Obligations, any or all of the Collateral, and/or (iv) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, the other Financing Documents or applicable law.

3.          Limited Waiver. Each of the Borrowers hereby acknowledges and agrees that the Existing Event of Default continues to exist as of the date hereof. At the request of and as an accommodation to Borrowers and subject to the terms and conditions set forth herein, Agent and Lenders hereby waive the Existing Event of Default. The limited waiver set forth in this Section 3 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Financing Document; (b) prejudice any right that Agent or the Lenders have or may have in the future under or in connection with the Credit Agreement or any other Financing Document, including, without limitation, the rights of the Agent under Section 2.1(b)(i) of the Credit Agreement; (c) waive any other Event of Default that may exist as of the date hereof; (d) waive compliance with Section 6.2 of the Credit Agreement for any period other than with respect to the measurement period from January 1, 2015 to March 31, 2015; or (e) establish a custom or course of dealing among any of the Credit Parties, on the one hand, or Agent or any Lender, on the other hand.

4.           Amendment to Credit Agreement.

(a)         Section 1.1 of the Credit Agreement is hereby amended to add the defined term “Fourth Amendment Closing Date” in its alphabetical order:

“Fourth Amendment Closing Date” means June 30, 2015.

(b)         The Credit Agreement is hereby amended to add new Section 3.25 as follows:

Fourth Amendment Closing Date Capitalization. The authorized equity securities of each of the Credit Parties as of the Fourth Amendment Closing Date are as set forth on Schedule 3.4(B). All issued and outstanding equity securities of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent and/or Lenders and Permitted Liens that are the subject of a Subordination Agreement, and such equity securities were issued in compliance with all applicable Laws. The identity of the holders of the equity securities of each of the Credit Parties and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties as of the Fourth Amendment Closing Date is set forth on Schedule 3.4(B). No shares of the capital stock or other equity securities of any Credit Party, other than those described above, are issued and outstanding as of the Fourth Amendment Closing Date. Except as set forth on Schedule 3.4(B), as of the Fourth Amendment Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any equity securities of any such entity.

(c)          Section 6.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Minimum Adjusted EBITDA. Commencing with the month ending July 31, 2015 and until such time as all Obligations are paid, satisfied and discharged in full, the Borrowers shall not, as of the end of any measurement period set forth below, permit the Adjusted EBITDA for such measurement period to be less than the amount set forth in the table below opposite such measurement period.

Measurement Period	Minimum Adjusted EBITDA
July 1, 2015 to July 31, 2015	$-700,000
August 1, 2015 to August 31, 2015	$-700,000

(d)        The Schedules of the Credit Agreement are hereby amended to add new Schedule 3.4(B) in the form of Schedule 3.4(B) attached to and made a part of this Amendment.

5.          Confirmation of Representations and Warranties; Reaffirmation of Security Interest. Each Borrower hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are, after giving effect to this Amendment and the transactions contemplated hereby, true and correct with respect to such Borrower as of the date hereof to the same extent as though made on and as of such date, except (i) to the extent such representations and warranties specifically relate to an earlier date and (ii) without limiting any rights or remedies of Agent and Lenders under any other section in the Credit Agreement, with respect to the respresentation and warranty in Section 3.8 the Agent acknowledges that Borrowers has not repaid the Nutricap Seller First Note at its stated maturity, and (b) covenants to perform its respective obligations under the Credit Agreement. Each Borrower confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Agent and Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral.

5.          Enforceability. This Amendment constitutes the legal, valid and binding obligation of each Borrower, and is enforceable against each of the Borrowers in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

6.           Costs and Fees. In consideration of Agent’s agreement to enter into this Amendment, Borrower shall pay to Agent a modification fee equal to One Hundred Thousand and No/100 Dollars ($100,000.00), of which (i) Fifty Thousand and No/100 Dollars ($50,000) shall be due and payable on the date hereof and (ii) Fifty Thousand and No/100 Dollars ($50,000) shall be due and payable with the next invoice provided to Borrower by Agent following the date hereof for the month ended July 31, 2015 to be capitalized to the Revolving Loans on August 1, 2015. Furthermore, Borrowers shall be responsible for the payment of all reasonable costs and fees of Agent’s counsel incurred in connection with the preparation of this Amendment and any related documents. If Agent or any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed. Borrowers hereby authorize Agent to deduct all of such fees set forth in this Section 6 from the proceeds of one or more Revolving Loans made under the Credit Agreement.

7.            Conditions to Effectiveness. This Amendment shall become effective as of the date on which each of the following conditions has been satisfied (the “Effective Date”):

(a)          Borrowers shall have delivered to Agent this Amendment, duly executed by an authorized officer of each Borrower;

(b)          [Reserved.];

(c)          all representations and warranties of Borrowers contained herein shall be true and correct in all material respects as of the Effective Date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(d)          [Reserved.];

(e)          Agent shall have received from Borrowers the $50,000 of fees owing pursuant to Section 6(i) of this Amendment and Agent’s reasonable out-of-pocket legal fees and expenses;

(f)          Agent shall have received (i) a fully executed waiver to the Subordinated Loan Agreement (as that term is defined in the Subordination Agreement (Penta)) in the form attached hereto as Exhibit A, (ii) a fully executed copy of the Share Purchase Agreement, dated as of the date hereof, between Penta Mezzanine SBIC Fund I, L.P. and Parent in the form attached hereto as Exhibit B and (iii) the fully executed Warrant No. W-4 in the form attached hereto as Exhibit C.

(g)          Agent shall have received (i) a fully executed waiver to the Subordinated Loan Agreement (as that term is defined in the Subordination Agreement (Subordination Agreement (JL-BBNC) in the form attached hereto as Exhibit D, (ii) a fully executed copy of the Share Purchase Agreement, dated as of the date hereof, between JL-BBNC Mezz Utah, LLC and Parent in the form attached hereto as Exhibit E and (iii) a fully executed copy of the Warrant, dated as of the date hereof, issued by Parent to Subordinated Lender in the form attached hereto as Exhibit F.

(h)          The Agent shall have received (i) evidence satisfactory to the Agent that the David L. Van Andel Trust, under Trust Agreement dated November 30, 1993 (the “David L. Van Andel Trust”) has invested at least $2,500,000 in cash in the Equity Interests of Parent, (ii) a fully executed copy of the Share Purchase Agreement, dated as of the date hereof, among Parent and David L. Van Andel Trust in the form attached hereto as Exhibit G, (iii) evidence that David L. Van Andel Trust surrendered to Parent that certain Warrant No. 1, dated as of September 5, 2014, issued by TCC to David L. Van Andel and assumed by Parent on September 16, 2014, and such warrant has been cancelled and (iv) fully executed copies of the Warrants, dated as of the date hereof, issued by Parent to David L. Van Andel Trust in the forms attached hereto as Exhibit H.

(i)          The Agent shall have received (i) a fully executed copy of the Share Purchase Agreement, dated as of the date hereof, among Parent and Little Harbor, LLC in the form attached hereto as Exhibit I and (ii) a fully executed copy of the Warrant, dated as of the date hereof, issued by Parent to Little Harbor, LLC, in the form attached hereto as Exhibit J.

8.          Release. Each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees (collectively, “Releasing Parties”), does hereby fully and completely release, acquit and forever discharge each Indemnitee of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Indemnitees (or any of them) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of this Amendment or any other Financing Document, (b) any actions, transactions, matters or circumstances related hereto or thereto, (c) the conduct of the relationship between any Indemnitee and any Borrower, or (d) any other actions or inactions by any Indemnitee, all on or prior to the Effective Date. Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Lender’s decision to enter into this Amendment and to agree to the modifications contemplated hereunder.

9.          No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed, except as expressly provided in this Amendment, as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

10.        Affirmation. Except as specifically amended and waived pursuant to the terms hereof, the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers. Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement (as amended hereby) and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

11.         Miscellaneous.

(a)          Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Amendment. Except as specifically amended and waived above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.

(b)          Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 12.8 (Governing Law; Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(c)          Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d)          Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be treated as delivery of an original and shall bind the parties hereto. This Amendment constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

(Signature Page to Amendment No. 4 to Credit and Security Agreement and Limited Waiver)

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Amendment under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING X TRUST, a Delaware statutory trust, as successor-by-assignment from MidCap Financial Trust

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

By: /s/ Michael Levin (SEAL)
	Name:	Michael Levin
	Title:	Authorized Signatory

LENDER:	MIDCAP FUNDING X TRUST, a Delaware statutory trust, as successor-by-assignment from MidCap Financial Trust

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

By: /s/ Michael Levin (SEAL)
	Name:	Michael Levin
	Title:	Authorized Signatory

(Signature Page to Amendment No. 4 to Credit and Security Agreement and Limited Waiver)

BORROWERS:	TWINLAB CONSOLIDATION CORPORATION

By: /s/ Thomas A. Tolworthy (Seal)
Name: Thomas A. Tolworthy
Title: Chief Executive Officer and President

TWINLAB CONSOLIDATED HOLDINGS, INC.	TWINLAB HOLDINGS, INC.

By: /s/ Thomas A. Tolworthy (Seal)	By: /s/ Thomas A. Tolworthy (Seal)
Name: Thomas A. Tolworthy	Name: Thomas A. Tolworthy
Title: Chief Executive Officer and President	Title: Chief Executive Officer and President

TWINLAB CORPORATION	ISI BRANDS INC.

By: /s/ Thomas A. Tolworthy (Seal)	By: /s/ Thomas A. Tolworthy (Seal)
Name: Thomas A. Tolworthy	Name: Thomas A. Tolworthy
Title: Chief Executive Officer and President	Title: Chief Executive Officer and President

NUTRASCIENCE LABS, INC.	NUTRASCIENCE LABS IP CORPORATION

By: /s/ Thomas A. Tolworthy (Seal)	By: /s/ Thomas A. Tolworthy (Seal)
Name: Thomas A. Tolworthy	Name: Thomas A. Tolworthy
Title: Chief Executive Officer and President	Title: Chief Executive Officer and President

SCHEDULE 3.4(B)

[Attached Fourth Amendment Closing Date Capitalization Table]